UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 6, 2013

PartnerRe Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

001-14536	Not Applicable
(Commission File Number)	(IRS Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke, Bermuda	HM 08
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On February 6, 2013, PartnerRe Ltd. (the “Company”) announced its fourth quarter and full year 2012 results. The Company reported net income of $111.5 million, or $1.56 per share for the fourth quarter of 2012. This net income includes net after-tax realized and unrealized losses on investments of $7.4 million, or $0.12 per share. Net loss for the fourth quarter of 2011 was $17.6 million, or $0.49 per share, including net after-tax realized and unrealized gains on investments of $56.4 million, or $0.85 per share. The Company recorded operating earnings of $95.7 million, or $1.55 per share, for the fourth quarter of 2012. This compares to an operating loss of $137.7 million, or $2.06 per share, for the fourth quarter of 2011.

Net income for the full year 2012 was $1,134.5 million, or $16.87 per share. This net income includes net after-tax realized and unrealized gains on investments of $392.0 million, or $6.17 per share. Net loss for the full year 2011 was $520.3 million, or $8.40 per share, including net after-tax realized and unrealized gains on investments of $15.1 million, or $0.23 per share. Operating earnings for the full year 2012 were $663.8 million, or $10.43 per share. This compares to an operating loss of $641.6 million, or $9.50 per share, for the full year 2011.

Operating earnings or loss excludes net after-tax realized and unrealized investment gains and losses, net after-tax foreign exchange gains and losses, and certain net after-tax interest in results of equity investments, and is calculated after the payment of preferred dividends. All references to per share amounts in the text of this press release are on a fully diluted basis.

Highlights for the fourth quarter and full year 2012 compared to the same periods in 2011 include:

Results of operations:

•

For the fourth quarter, net premiums written of $920 million were up 5%, or up 7% on a constant foreign exchange basis, primarily related to positive prior year premium adjustments and new business in the North America sub-segment. This increase was partially offset by lower premiums reported in the Global (Non-U.S.) Specialty and the Global (Non-U.S.) P&C sub-segments. For the full year 2012, net premiums written were up 2%, or up 4% on a constant foreign exchange basis. The increase was driven by all Non-life sub-segments, except the Catastrophe sub-segment, and the Life segment primarily due to new business. These increases were partially offset by lower premiums in the Catastrophe sub-segment following the rebalancing of the portfolio during 2011 and early 2012.

•

For the fourth quarter, net premiums earned of $1.2 billion were down 1%, or up 1% on a constant foreign exchange basis. Net premiums earned increased primarily in the North America sub-segment and the Life segment due to the same reasons discussed above for net premiums written. These increases were partially offset by decreases in the Catastrophe sub-segment due to the reduced level of net premiums written. For the full year 2012, net premiums earned were down 3%, or 1% on a constant foreign exchange basis, primarily due to the impact of cancelled and non-renewed business in prior periods in the Catastrophe and Global (Non-U.S.) P&C sub-segments. These decreases were partially offset by new business in the North America sub-segment.

•

For the fourth quarter, the Non-life combined ratio was 95.3% and included 23.7 points (or $225 million) of losses, net of retrocession and reinstatement premiums, related to Superstorm Sandy and 16.7 points (or $161 million) of net favorable loss development on prior accident years. For the full year 2012, the Non-life combined ratio was 87.8% and included 8.6 points (or $316 million) of losses, net of retrocession and reinstatement premiums, related to Superstorm Sandy and the U.S. drought and 17.0 points (or $628 million) of net favorable loss development on prior accident years. All Non-life sub-segments experienced net favorable development on prior accident years during the fourth quarter and full year 2012, with the Global (Non-U.S.) Specialty and North America sub-segments contributing the most significantly.

•

For the fourth quarter and full year 2012, net investment income of $136 million and $571 million, respectively, were down 12% and 8%, respectively, on a constant foreign exchange basis. The decreases in net investment income primarily reflected lower reinvestment rates.

•	For the fourth quarter and full year 2012, pre-tax net realized and unrealized investment gains were $5 million and $494 million, respectively.

•

For the fourth quarter, the effective tax rate on operating earnings and non-operating earnings was 16% and 79%, respectively. For the full year 2012, the effective tax rate on operating earnings and non-operating earnings was 13% and 19%, respectively.

Balance sheet and capitalization:

•	Total investments, cash and funds held - directly managed were $18.0 billion at December 31, 2012, up 1% compared to December 31, 2011.

•	Net Non-life loss and loss expense reserves were $10.4 billion at December 31, 2012, down 5% compared to December 31, 2011 primarily due to loss payments associated with the 2011 catastrophe events.

•	Net policy benefits for life and annuity contracts were $1.8 billion at December 31, 2012, up 10% when compared to December 31, 2011 primarily due to the impact of the weaker U.S. dollar.

•

Total capital was $7.7 billion at December 31, 2012, up 6% from $7.3 billion at December 31, 2011. The increase was primarily driven by net income for the full year 2012, partially offset by share repurchases and common and preferred dividend payments.

•

During the fourth quarter of 2012, the Company repurchased approximately 2.7 million common shares at a total cost of approximately $218 million. Since January 1, 2013, the Company has repurchased approximately 440 thousand common shares at a total cost of approximately $37 million. At February 5, 2013, approximately 2.7 million common shares remained under the current repurchase authorization.

•	Total shareholders’ equity was $6.9 billion at December 31, 2012, up 7% compared to $6.5 billion at December 31, 2011. The increase was driven by the factors described for total capital.

•

Book value per common share was $100.84 on a fully diluted basis at December 31, 2012, up 19% compared to $84.82 per diluted share at December 31, 2011. The increase was driven by the factors described for total capital and the accretive impact of share repurchases.

Segment and sub-segment highlights for the fourth quarter and full year 2012 compared to the same periods in 2011 include:

Non-life:

•

For the fourth quarter, the Non-life segment reported an increase of 6%, on a constant foreign exchange basis, in net premiums written compared to the fourth quarter of 2011. This increase was driven by the North America and Catastrophe sub-segments and was partially offset by decreases in net premiums written in the Global (Non-U.S.) Specialty and Global (Non-U.S.) P&C sub-segments. For the full year 2012, the Non-life segment reported an increase of 4%, on a constant foreign exchange basis, compared to 2011. The increase was driven by all Non-life sub-segments, except for the Catastrophe sub-segment.

•

For the fourth quarter, the North America sub-segment’s net premiums written were up 26% primarily due to positive prior period premium adjustments in the agriculture and casualty lines and new business in the casualty line. This sub-segment reported a technical ratio of 102.4%, which included 23.0 points (or $72 million) of losses related to Superstorm Sandy and the U.S. drought, which were partially offset by 16.4 points (or $52 million) of net favorable prior year loss development. For the full year 2012, the North America sub-segment’s net premiums written were up 11% primarily due to the casualty line, for the same reasons discussed in the fourth quarter, and new business in the property line. These increases were partially offset by the non-renewal in prior periods of certain motor treaties. This sub-segment reported a technical ratio of 94.1%, which included 18.6 points (or $218 million) of net favorable prior year loss development which was partially offset by 13.4 points (or $157 million) of losses related to Superstorm Sandy and the U.S. drought.

•

For the fourth quarter, the Global (Non-U.S.) P&C sub-segment’s net premiums written were down 13%, or 10% on a constant foreign exchange basis, due to the impact of cancellations and downward prior period premium adjustments in the property line of business. This sub-segment reported a technical ratio of 74.1%, which included 21.9 points (or $40 million) of net favorable prior year loss development. For the full year 2012, the Global (Non-U.S.) P&C sub-segment’s net premiums written were flat, or up 4% on a constant foreign exchange basis. The increase was primarily due to new business written in the motor line of business, which was partially offset by cancellations in the property line of business. This sub-segment reported a technical ratio of 85.9%, which included 16.9 points (or $114 million) of net favorable prior year loss development.

•

For the fourth quarter, the Global (Non-U.S.) Specialty sub-segment’s net premiums written were down 6%, or 4% on a constant foreign exchange basis, primarily due to lower premium estimates in the marine line and downward prior period premium adjustments in the engineering line. This sub-segment reported a technical ratio of 97.8%, which included 25.4 points (or $86 million) of losses, net of retrocession and reinstatement premiums, related to Superstorm Sandy, which was partially offset by 13.6 points (or $46 million) of net favorable prior year loss development. For the full year 2012, the Global (Non-U.S.) Specialty sub-segment’s net premiums written were up 5%, or 8% on a constant foreign exchange basis. The increase was primarily due to new business in the marine and specialty property lines of business, partially offset by non-renewals in the energy line. This sub-segment reported a technical ratio of 83.2%, which included 18.2 points (or $251 million) of net favorable prior year loss development, which was partially offset by 6.3 points (or $86 million) of losses, net of retrocession and reinstatement premiums, related to Superstorm Sandy.

•

For the fourth quarter, which is traditionally a quiet catastrophe renewal period, the Catastrophe sub-segment’s net premiums written were up $5 million, on a constant foreign exchange basis, to $25 million. This sub-segment reported a technical ratio of 45.4%, which included 66.9 points (or $71 million) of losses, net of retrocession and reinstatement premiums, related to Superstorm Sandy which was partially offset by 18.5 points (or $23 million) of net favorable prior year loss development. For the full year 2012, the Catastrophe sub-segment’s net premiums written were down 19% primarily due to the non-renewal of certain business during 2011 and early 2012 and a reduction in reinstatement premiums, which were partially offset by new business. This sub-segment reported a technical ratio of 31.7%, which included 17.6 points (or $71 million) of losses, net of retrocession and reinstatement premiums, related to Superstorm Sandy which was partially offset by 9.8 points (or $45 million) of net favorable prior year loss development.

Life:

•

For the fourth quarter, the Life segment’s net premiums written were up 4%, or 7% on a constant foreign exchange basis, primarily due to new business. For the full year 2012, the Life segment’s net premiums written were up 2%, or 6% on a constant foreign exchange basis, primarily due to new longevity business and partially offset by lower mortality premiums.

•

The Life allocated underwriting result, which includes allocated investment income and operating expenses, decreased to $5 million in the fourth quarter of 2012 compared to $6 million in the same period of 2011. The decrease was primarily due to a modest decline in allocated investment income. The Life allocated underwriting result increased to $48 million for the full year 2012, compared to $39 million in the same period of 2011. The increase was primarily due to a higher level of favorable development related to the mortality portfolio and an increase in other income.

Corporate and Other:

•

For the fourth quarter, investment and capital markets activities contributed income of $126 million to pre-tax net income, excluding investment income allocated to the Life segment. Of this amount, income of $120 million was included in pre-tax operating earnings and an additional $6 million in net realized and unrealized gains on investments and earnings from equity investee companies was included in pre-tax non-operating income. For the full year 2012, investment and capital markets activities contributed income of $1,004 million to pre-tax net income, excluding investment income allocated to the Life segment. Of this amount, income of $500 million was included in pre-tax operating earnings and an additional $504 million in net realized and unrealized gains on investments and earnings from equity investee companies was included in pre-tax non-operating income.

Separately, as announced by the Company on February 4, 2013, the Board of Directors increased the annual common share dividend by 3%, marking the twentieth consecutive year that the Company has increased the common share dividend since its inception in 1993. The Board declared a quarterly dividend of $0.64 per common share. The dividend will be payable on March 1, 2013, to common shareholders of record on February 19, 2013, with the stock trading ex-dividend commencing February 14, 2013.

Net income/loss per share is defined as net income/loss available to common shareholders divided by the weighted average number of fully diluted shares outstanding for the period. Net income/loss available to common shareholders is defined as net income/loss less preferred dividends. Operating earnings/loss is defined as net income/loss available to common shareholders excluding after-tax net realized and unrealized gains/losses on investments, after-tax net foreign exchange gains/losses and certain after-tax interest in earnings/losses of equity investments. Operating earnings/loss per share is defined as operating earnings/loss divided by the weighted average number of fully diluted shares outstanding for the period.

The Company uses operating earnings, diluted operating earnings per share and annualized operating return on beginning diluted book value per common and common share equivalents outstanding to measure performance, as these measures focus on the underlying fundamentals of our operations without the impact of after-tax net realized and unrealized gains/losses on investments, after-tax net foreign exchange gains/losses, and the after-tax interest in certain earnings/losses of equity investments, where the investee’s operations are not insurance or reinsurance related and where the Company does not control the investee companies’ activities. The Company uses technical ratio and technical result as measures of underwriting performance. The technical ratio is defined as the sum of the loss and acquisition ratios. These metrics exclude other operating expenses. The Company also uses combined ratio to measure results for the Non-life segment. The combined ratio is the sum of the technical and other operating expense ratios. The Company uses allocated underwriting result as a measure of underwriting performance for its Life operations. This metric is defined as net premiums earned, other income or loss and allocated net investment income less life policy benefits, acquisition costs and other operating expenses. The Company uses total capital, which is defined as total shareholders’ equity, long-term debt, senior notes and CENts, to manage the capital structure of the Company.

Forward-looking statements contained in this Current Report on Form 8-K are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, credit, interest, currency and other risks associated with the Company’s investment portfolio, adequacy of reserves, levels and pricing of new and renewal business achieved, changes in accounting policies, risks associated with implementing business strategies, and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

PartnerRe Ltd.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Expressed in thousands of U.S. dollars, except share and per share data)

(Unaudited)

	For the three months ended December 31,		For the year ended December 31,
	2012	2011	2012	2011
Revenues
Gross premiums written	$931,434	$897,962	$4,718,235	$4,633,054

Net premiums written	$920,288	$879,886	$4,572,860	$4,486,329
Decrease (increase) unearned premiums	247,852	301,515	(86,921)	161,425

Net premiums earned	1,168,140	1,181,401	4,485,939	4,647,754
Net investment income	135,669	155,540	571,338	629,148
Net realized and unrealized investment gains	5,113	74,553	493,409	66,692
Other income	3,777	3,072	11,920	7,915

Total revenues	1,312,699	1,414,566	5,562,606	5,351,509

Expenses
Losses and loss expenses and life policy benefits	800,851	1,069,204	2,804,610	4,372,570
Acquisition costs	245,520	238,772	936,909	938,361
Other operating expenses	112,319	113,033	411,374	434,846
Interest expense	12,227	12,219	48,895	48,949
Amortization of intangible assets	5,120	8,893	31,799	36,405
Net foreign exchange losses (gains)	3,341	(14,655)	175	(34,675)

Total expenses	1,179,378	1,427,466	4,233,762	5,796,456

Income (loss) before taxes and interest in earnings (losses) of equity investments	133,321	(12,900)	1,328,844	(444,947)
Income tax expense	22,826	3,341	204,284	68,972
Interest in earnings (losses) of equity investments	1,026	(1,402)	9,954	(6,372)

Net income (loss)	$111,521	$(17,643)	$1,134,514	$(520,291)

Preferred dividends	$15,405	$15,405	$61,622	$47,020

Operating earnings (loss) available to common shareholders	$95,671	$(137,688)	$663,791	$(641,609)

Comprehensive income (loss), net of tax	$104,603	$(22,420)	$1,157,755	$(536,991)

Per share data:
Earnings (loss) per common share:
Basic operating earnings (loss)	$1.58	$(2.06)	$10.55	$(9.50)
Net realized and unrealized investment (losses) gains, net of tax	(0.13)	0.85	6.23	0.23
Net foreign exchange gains, net of tax	0.12	0.75	0.13	0.98
Interest in earnings (losses) of equity investments, net of tax	0.01	(0.03)	0.14	(0.11)

Basic net income (loss)	$1.58	$(0.49)	$17.05	$(8.40)

Weighted average number of common shares outstanding	60,643,216	66,877,136	62,915,992	67,558,732

Diluted operating earnings (loss)	$1.55	$(2.06)	$10.43	$(9.50)
Net realized and unrealized investment (losses) gains, net of tax	(0.12)	0.85	6.17	0.23
Net foreign exchange gains, net of tax	0.12	0.75	0.13	0.98
Interest in earnings (losses) of equity investments, net of tax	0.01	(0.03)	0.14	(0.11)

	For the three months ended December 31,		For the year ended December 31,
	2012	2011	2012	2011
Diluted net income (loss)	$1.56	$(0.49)	$16.87	$(8.40)

Weighted average number of common shares and common share equivalents outstanding	61,627,207	66,877,136	63,615,748	67,558,732
Dividends declared per common share	$0.62	$0.60	$2.48	$2.35

PartnerRe Ltd.

Consolidated Balance Sheets

(Expressed in thousands of U.S. dollars, except per share and parenthetical share and per share data)

(Unaudited)

	December 31,
	2012	2011
Assets
Investments:
Fixed maturities, trading securities, at fair value	$14,395,315	$13,941,829
Short-term investments, trading securities, at fair value	150,552	42,571
Equities, trading securities, at fair value	1,094,002	944,691
Other invested assets	333,361	358,154

Total investments	15,973,230	15,287,245
Funds held - directly managed	930,741	1,268,010
Cash and cash equivalents, at fair value, which approximates amortized cost	1,121,705	1,342,257
Accrued investment income	184,315	189,074
Reinsurance balances receivable	1,991,991	2,059,976
Reinsurance recoverable on paid and unpaid losses	348,086	397,788
Funds held by reinsured companies	805,489	796,290
Deferred acquisition costs	568,391	547,202
Deposit assets	257,208	241,513
Net tax assets	25,098	66,574
Goodwill	456,380	455,533
Intangible assets	214,270	133,867
Other assets	103,528	70,044

Total assets	$22,980,432	$22,855,373

Liabilities
Unpaid losses and loss expenses	$10,709,371	$11,273,091
Policy benefits for life and annuity contracts	1,813,244	1,645,662
Unearned premiums	1,534,625	1,448,841
Other reinsurance balances payable	238,578	443,873
Deposit liabilities	252,217	249,382
Net tax liabilities	387,647	297,153
Accounts payable, accrued expenses and other	290,265	208,840
Debt related to senior notes	750,000	750,000
Debt related to capital efficient notes	70,989	70,989

Total liabilities	16,046,936	16,387,831

Shareholders’ Equity
Common shares (par value $1.00; issued: 2012, 85,459,905 shares; 2011, 84,766,693 shares)	85,460	84,767
Preferred shares (par value $1.00; issued and outstanding: 2012 and 2011, 35,750,000 shares; aggregate liquidation value: 2012 and 2011, $893,750)	35,750	35,750
Additional paid-in capital	3,861,844	3,803,796
Accumulated other comprehensive income (loss):
Currency translation adjustment	32,755	4,267
Other accumulated comprehensive loss	(22,158)	(16,911)
Retained earnings	4,952,002	4,035,103
Common shares held in treasury, at cost (2012, 26,550,530 shares; 2011, 19,444,365 shares)	(2,012,157)	(1,479,230)

Total shareholders’ equity	6,933,496	6,467,542

Total liabilities and shareholders’ equity	$22,980,432	$22,855,373

	December 31,
	2012	2011
Shareholders’ Equity Per Common Share (excluding preferred shares: 2012 and 2011, $893,750)	$102.53	$85.33

Diluted Book Value Per Common Share and Common Share Equivalents Outstanding (assuming exercise of all share-based awards)	$100.84	$84.82

Number of Common Share and Common Share Equivalents Outstanding	59,893,366	65,715,708

PartnerRe Ltd.

Segment Information

(Expressed in millions of U.S. dollars)

(Unaudited)

	For the three months ended December 31, 2012
	North America	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Total Non-life segment	Life segment	Corporate and Other	Total
Gross premiums written	$297	$85	$327	$24	$733	$198	$—	$931

Net premiums written	$297	$85	$316	$25	$723	$197	$—	$920
Decrease in unearned premiums	16	98	23	101	238	8	2	248

Net premiums earned	$313	$183	$339	$126	$961	$205	$2	$1,168
Losses and loss expenses and life policy benefits	(248)	(88)	(252)	(45)	(633)	(168)	—	(801)
Acquisition costs	(73)	(47)	(80)	(12)	(212)	(33)	—	(245)

Technical result	$(8)	$48	$7	$69	$116	$4	$2	$122

Other income					2	1	—	3
Other operating expenses					(70)	(15)	(27)	(112)

Underwriting result					$48	$(10)	n/a	$13

Net investment income						15	121	136

Allocated underwriting result (1)						$5	n/a	n/a

Net realized and unrealized investment gains							5	5
Interest expense							(12)	(12)
Amortization of intangible assets							(5)	(5)
Net foreign exchange losses							(3)	(3)
Income tax expense							(23)	(23)
Interest in earnings of equity investments							1	1

Net income							n/a	$112

Loss ratio (2)	79.2%	48.5%	74.3%	35.6%	65.9%
Acquisition ratio (3)	23.2	25.6	23.5	9.8	22.0

Technical ratio (4)	102.4%	74.1%	97.8%	45.4%	87.9%
Other operating expense ratio (5)					7.4

Combined ratio (6)					95.3%

	For the three months ended December 31, 2011
	North America	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Total Non-life segment	Life segment	Corporate and Other	Total
Gross premiums written	$235	$97	$354	$19	$705	$193	$—	$898

Net premiums written	$235	$97	$337	$21	$690	$190	$—	$880
Decrease in unearned premiums	50	95	19	121	285	13	3	301

Net premiums earned	$285	$192	$356	$142	$975	$203	$3	$1,181
Losses and loss expenses and life policy benefits	(184)	(188)	(276)	(250)	(898)	(171)	—	(1,069)
Acquisition costs	(67)	(45)	(88)	(11)	(211)	(28)	—	(239)

Technical result	$34	$(41)	$(8)	$(119)	$(134)	$4	$3	$(127)

Other income					2	1	—	3
Other operating expenses					(78)	(15)	(20)	(113)

Underwriting result					$(210)	$(10)	n/a	$(237)

Net investment income						16	140	156

	For the three months ended December 31, 2011
	North America	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Total Non-life segment	Life segment	Corporate and Other	Total
Allocated underwriting result (1)						$6	n/a	n/a

Net realized and unrealized investment gains							74	74
Interest expense							(12)	(12)
Amortization of intangible assets							(9)	(9)
Net foreign exchange gains							15	15
Income tax expense							(3)	(3)
Interest in losses of equity investments							(2)	(2)

Net loss							n/a	$(18)

Loss ratio (2)	64.6%	97.8%	77.5%	175.9%	92.1%
Acquisition ratio (3)	23.6	23.6	24.6	7.6	21.6

Technical ratio (4)	88.2%	121.4%	102.1%	183.5%	113.7%
Other operating expense ratio (5)					8.0

Combined ratio (6)					121.7%

(1)	Allocated underwriting result is defined as net premiums earned, other income or loss and allocated net investment income less life policy benefits, acquisition costs and other operating expenses.
(2)	Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.
(3)	Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.
(4)	Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.
(5)	Other operating expense ratio is obtained by dividing other operating expenses by net premiums earned.
(6)	Combined ratio is defined as the sum of the technical ratio and the other operating expense ratio.

PartnerRe Ltd.

Segment Information

(Expressed in millions of U.S. dollars)

(Unaudited)

	For the year ended December 31, 2012
	North America	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Total Non-life segment	Life segment	Corporate and Other	Total
Gross premiums written	$1,221	$684	$1,505	$500	$3,910	$802	$6	$4,718

Net premiums written	$1,219	$681	$1,415	$453	$3,768	$799	$6	$4,573
(Increase) decrease in unearned premiums	(43)	(3)	(42)	4	(84)	(4)	1	(87)

Net premiums earned	$1,176	$678	$1,373	$457	$3,684	$795	$7	$4,486
Losses and loss expenses and life policy benefits	(816)	(415)	(821)	(103)	(2,155)	(647)	(3)	(2,805)
Acquisition costs	(291)	(167)	(321)	(42)	(821)	(116)	—	(937)

Technical result	$69	$96	$231	$312	$708	$32	$4	$744

Other income					5	4	3	12
Other operating expenses					(257)	(52)	(102)	(411)

Underwriting result					$456	$(16)	n/a	$345

Net investment income						64	507	571

Allocated underwriting result (1)						$48	n/a	n/a

Net realized and unrealized investment gains							494	494
Interest expense							(49)	(49)
Amortization of intangible assets							(32)	(32)
Net foreign exchange losses							—	—
Income tax expense							(204)	(204)
Interest in earnings of equity investments							10	10

Net income							n/a	$1,135

Loss ratio (2)	69.4%	61.3%	59.8%	22.4%	58.5%
Acquisition ratio (3)	24.7	24.6	23.4	9.3	22.3

Technical ratio (4)	94.1%	85.9%	83.2%	31.7%	80.8%
Other operating expense ratio (5)					7.0

Combined ratio (6)					87.8%

	For the year ended December 31, 2011
	North America	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Total Non-life segment	Life segment	Corporate and Other	Total
Gross premiums written	$1,104	$682	$1,446	$599	$3,831	$790	$12	$4,633

Net premiums written	$1,104	$678	$1,344	$562	$3,688	$786	$12	$4,486
Decrease in unearned premiums	31	81	32	12	156	6	—	162

Net premiums earned	$1,135	$759	$1,376	$574	$3,844	$792	$12	$4,648
Losses and loss expenses and life policy benefits	(741)	(567)	(950)	(1,459)	(3,717)	(650)	(6)	(4,373)
Acquisition costs	(276)	(191)	(328)	(26)	(821)	(117)	—	(938)

Technical result	$118	$1	$98	$(911)	$(694)	$25	$6	$(663)

Other income					4	1	3	8
Other operating expenses					(283)	(53)	(99)	(435)

Underwriting result					$(973)	$(27)	n/a	$(1,090)

	For the year ended December 31, 2011
	North America	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Total Non-life segment	Life segment	Corporate and Other	Total
Net investment income						66	563	629

Allocated underwriting result (1)						$39	n/a	n/a

Net realized and unrealized investment gains							67	67
Interest expense							(49)	(49)
Amortization of intangible assets							(36)	(36)
Net foreign exchange gains							34	34
Income tax expense							(69)	(69)
Interest in losses of equity investments							(6)	(6)

Net loss							n/a	$(520)

Loss ratio (2)	65.3%	74.7%	69.1%	254.2%	96.7%
Acquisition ratio (3)	24.3	25.1	23.8	4.5	21.3

Technical ratio (4)	89.6%	99.8%	92.9%	258.7%	118.0%
Other operating expense ratio (5)					7.4

Combined ratio (6)					125.4%

Regulation G

In addition to the GAAP financial measures set forth in this Financial Supplement, the Company has also included certain non-GAAP financial measures within the meaning of Regulation G. Management believes that these non-GAAP financial measures are important to investors, analysts, rating agencies and others who use the Company’s financial information and will help provide a consistent basis for comparison between quarters and for comparison with other companies within the industry. However, investors should consider these non-GAAP measures in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.

The reconciliation of non-GAAP financial measures to the most comparable GAAP financial measures in accordance with Regulation G is included in the relevant tables below.

Operating Earnings (Loss) available to Common Shareholders (Operating Earnings (Loss)), Diluted Operating Earnings (Loss) per Common Share and Annualized Operating Return on Beginning Diluted Book Value per Common Share and Common Share Equivalents Outstanding (Annualized Operating ROE): The Company uses Operating Earnings (Loss), Diluted Operating Earnings (Loss) per Common Share and Annualized Operating ROE to measure performance, as these measures focus on the underlying fundamentals of the Company’s operations. Operating Earnings (Loss) exclude the impact of net realized and unrealized gains and losses on investments, net of tax, net foreign exchange gains and losses, net of tax, and the interest in earnings (losses) of equity investments, net of tax, where the investee’s operations are not insurance or reinsurance related and where the Company does not control the investee companies’ activities, and are calculated after preferred dividends. The Company calculates Diluted Operating Earnings (Loss) per Common Share using Operating Earnings (Loss) for the period divided by the weighted average number of common shares and common share equivalents outstanding. The Company calculates Annualized Operating ROE using annualized Diluted Operating Earnings (Loss) per Common Share for the period divided by the Diluted Book Value per common share and common share equivalents outstanding as of the beginning of the year. Operating Earnings (Loss) and Diluted Operating Earnings (Loss) per Common Share should not be viewed as a substitute for Net Income (Loss) or Diluted Net Income (Loss) per Common Share prepared in accordance with GAAP. Annualized Operating ROE supplements GAAP information.

Book Value excluding Net Unrealized Gains and Losses on Fixed Income Securities and Funds Held - Directly Managed, Net of Tax (Book Value excluding NURGL) and Diluted Book Value per Common Share and Common Share Equivalents Outstanding (Diluted Book Value per Common Share) excluding Net Unrealized Gains and Losses on Fixed Income Securities and Funds Held - Directly Managed, Net of Tax (Diluted Book Value excluding NURGL): The Company calculates Book Value excluding NURGL using common shareholders’ equity less net unrealized gains and losses on fixed income securities and funds held - directly managed, net of tax. Book Value excluding NURGL focuses on the underlying fundamentals of the Company’s financial position without the impact of interest rates and credit spreads on the unrealized gains and losses on fixed income securities and funds held - directly managed, net of tax. The Company calculates Diluted Book Value excluding NURGL using Book Value excluding NURGL divided by the weighted average number of common shares and common share equivalents outstanding.

Total Capital: The Company calculates Total Capital as the sum of total shareholders’ equity, long-term debt, senior notes and capital efficient notes. The Company uses Total Capital as a measure to manage the capital structure of the Company.

PartnerRe Ltd.

Reconciliation of GAAP and non-GAAP measures

(in thousands of U.S. dollars, except per share data)

(Unaudited)

	For the three months ended					For the year ended
	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011

Reconciliation of GAAP and non-GAAP measures:

Annualized return on beginning diluted book value per common share calculated with net income (loss) per share available to common shareholders (1)	7.4%	35.5%	11.8%	24.7%	(2.1)%	19.9%	(9.0)%
Less:
Annualized net realized and unrealized investment (losses) gains, net of tax, on beginning diluted book value per common share (1)	(0.6)	16.7	1.3	11.4	3.6	7.3	0.2

Annualized net foreign exchange gains (losses), net of tax, on beginning diluted book value per common share (1)	0.6	0.1	0.1	(0.1)	3.2	0.1	1.0

Annualized net interest in earnings (losses) of equity investments, net of tax, on beginning diluted book value per common share (1)	0.1	0.3	—	0.4	(0.1)	0.2	(0.1)

Annualized operating return on beginning diluted book value per common share (1)	7.3%	18.4%	10.4%	13.0%	(8.8)%	12.3%	(10.1)%

Net income (loss)	$111,521	$486,706	$176,146	$360,141	$(17,643)	$1,134,514	$(520,291)
Less:
Net realized and unrealized investment (losses) gains, net of tax	(7,356)	221,825	18,325	159,221	56,384	392,014	15,104
Net foreign exchange gains (losses), net of tax	7,281	1,418	1,277	(1,630)	50,150	8,345	66,433
Interest in earnings (losses) of equity investments, net of tax	520	3,652	(879)	5,450	(1,894)	8,742	(7,239)
Dividends to preferred shareholders	15,405	15,405	15,405	15,405	15,405	61,622	47,020

Operating earnings (loss) available to common shareholders	$95,671	$244,406	$142,018	$181,695	$(137,688)	$663,791	$(641,609)

Per diluted share:
Net income (loss)	$1.56	$7.53	$2.50	$5.24	$(0.49)	$16.87	$(8.40)
Less:
Net realized and unrealized investment (losses) gains, net of tax	(0.12)	3.55	0.29	2.42	0.85	6.17	0.23
Net foreign exchange gains (losses), net of tax	0.12	0.02	0.02	(0.02)	0.75	0.13	0.98
Interest in earnings (losses) of equity investments, net of tax	0.01	0.06	(0.01)	0.08	(0.03)	0.14	(0.11)

Operating earnings (loss)	$1.55	$3.90	$2.20	$2.76	$(2.06)	$10.43	$(9.50)

(1)	Excluding preferred shares of $893,750 at January 1, 2012 and $520,000 at January 1, 2011.

PartnerRe Ltd.

Reconciliation of GAAP and non-GAAP measures

(in thousands of U.S. dollars or shares, except per share data)

(Unaudited)

	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	December 31, 2010
Reconciliation of GAAP and non-GAAP measures:
Shareholders’ equity	$6,933,496	$7,079,002	$6,697,593	$6,786,871	$6,467,542	$7,206,919
Less:
Preferred shares, aggregate liquidation value	893,750	893,750	893,750	893,750	893,750	520,000

Common shareholders’ equity	6,039,746	6,185,252	5,803,843	5,893,121	5,573,792	6,686,919

Less:
Net unrealized gains on fixed income securities and funds held - directly managed, net of tax	657,604	682,956	541,202	504,386	451,946	364,032

Book value excluding net unrealized gains or losses on fixed income securities and funds held - directly managed, net of tax	$5,382,142	$5,502,296	$5,262,641	$5,388,735	$5,121,846	$6,322,887

Divided by:
Number of common shares and common share equivalents outstanding	59,893.4	62,136.1	63,164.5	65,751.6	65,715.7	71,312.3

Equals:
Diluted book value per common share and common share equivalents outstanding, excluding net unrealized gains or losses on fixed income securities and funds held - directly managed, net of tax	$89.86	$88.55	$83.32	$81.96	$77.94	$88.66

PartnerRe Ltd.

Total Capital

(in thousands of U.S. dollars, except per share data)

(Unaudited)

	December 31, 2012		September 30, 2012		June 30, 2012		March 31, 2012		December 31, 2011		December 31, 2010
Capital Structure:
Senior notes (1)	$750,000	10%	$750,000	10%	$750,000	10%	$750,000	10%	$750,000	10%	$750,000	9%
Capital efficient notes (2)	63,384	1	63,384	1	63,384	1	63,384	1	63,384	1	63,384	1
Preferred shares, aggregate liquidation value	893,750	11	893,750	11	893,750	12	893,750	12	893,750	12	520,000	7
Common shareholders’ equity	6,039,746	78	6,185,252	78	5,803,843	77	5,893,121	77	5,573,792	77	6,686,919	83

Total Capital	$7,746,880	100%	$7,892,386	100%	$7,510,977	100%	$7,600,255	100%	$7,280,926	100%	$8,020,303	100%

(1)	PartnerRe Finance A LLC and PartnerRe Finance B LLC, the issuers of the senior notes, do not meet U.S. GAAP consolidation requirements. Accordingly, the Company shows the related intercompany debt of $250.0 million and $500.0 million, respectively, on its Condensed Consolidated Balance Sheets.
(2)	PartnerRe Finance II, the issuer of the capital efficient notes, does not meet U.S. GAAP consolidation requirements. Accordingly, the Company shows the related intercompany debt of $71.0 million on its Condensed Consolidated Balance Sheets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd. (Registrant)

By:	/s/ Jean-Paul Dyer
	Name:	Jean-Paul Dyer
	Title:	Associate General Counsel

Date: February 11, 2013